Document Security Systems, Inc. Reports Third Quarter 2011 Financial Results

-The Company also discusses a restatement of 2010 financial results which resulted in  a decrease($1.1 million) in net loss for 2010 as a result of a correction to business combination accounting and related tax valuation reserve amounts.

ROCHESTER, NY--November 14, 2011 — Document Security Systems, Inc. (NYSE Amex: DSS; "DSS"), a world-wide developer and manufacturer of security and authentication solutions which prevent counterfeiting and brand fraud, reported results for the third quarter ended September 30, 2011.   Management will host a teleconference and web cast today at 4:15 pm ET to discuss the results with the investment community:

Time:  4:15 p.m. Eastern Time

Date:  Monday, November 14th, 2011

Investor Dial-in (Toll Free):  877-407-9205

Investor Dial-In (International):  201-689-8054

Live Web Cast URL:  http://www.investorcalendar.com/IC/CEPage.asp?ID=166566

A replay of the teleconference will be available until November 28, 2011, which can be accessed by dialing (877) 660-6853 if calling within the U.S. or (201) 612-7415 if calling internationally.  Please enter account #286 and conference ID #383172 to access the replay.  The webcast will be available for replay within the Investor Relations “Events & Presentations” section of the DSS home page located at www.DSSsecure.com.

Third Quarter 2011 Highlights

▪	Sales of $3.6 million up 26% from the second quarter of 2011, up 15% from the third quarter of 2010.
▪	Gross profit of $1.3 million up 57% from the second quarter of 2011, up 44% from the third quarter of 2010.
▪	Gross margin percentage of 35% up from 28% in the second quarter of 2011 and the third quarter of 2010.
▪	Operating expenses increased 15% from the second quarter of 2011, up 34% from the third quarter of 2010.
▪	Lower net loss of $757,000, a decrease of 32% from the second quarter of 2011, and a decrease of 14% from the third quarter of 2010.
▪	Lower net loss per share of $(0.04), compared to a net loss per share of $(0.06) during the second quarter of 2011, and a net loss per share of $(0.05) during the third quarter of 2010.

Year to Date 2011 Highlights

▪	Sales of $9.2 million down 1% from the first nine months of 2010.
▪	Gross profit of $3.0 million up 15% from the first nine months of 2010.
▪	Gross margin percentage of 33% up from 28% in the first nine months of 2010.
▪	Operating expenses up 7% from the first nine months of 2010.
▪	Net loss of $2.3 million, an increase of 22% from the first nine months of 2010 (as restated).
▪	Net loss per share of $(0.12) compared to $(0.11) in the first nine months of 2010 (as restated).

Patrick White, DSS’s CEO, stated: “We are very pleased with the third quarter results.   The sales and gross profit increases reflect the success of our investment in sales and marketing coupled with our reduction of production costs made over the past several quarters.  DSS is growing its margins as our product mix shifts.    We believe that our concentration on high margin, long-term customer opportunities continues to build the value of our Company.    We are excited by the strength in our plastic ID group and in particular, the inroads they are having in the RFID market, and our packaging division, which was able to surpass last year’s strong 3rd quarter performance.  In addition, the newly formed digital division has delivered strong results and has strengthened our financial performance.   We also are continuing to cultivate relationships with large Fortune 500 companies which enables DSS to pursue the numerous, global opportunities that exist for our anti-counterfeiting, brand protection technologies and services that could have the ability to significantly change the size and financial performance of our Company. “

2010 Restatement:

The Company also reported today on Form 8-K that it had filed a restatement of its 2010 financial statements to change the amounts recorded related to the Company’s acquisition of Premier Packaging Corporation in February 2010.   The Company determined that it had understated goodwill and a deferred tax benefit in conjunction with the transaction.   As a result of the change, goodwill as of December 31, 2010 increased by approximately $1,141,040 and net loss for the year ended December 31, 2010 decreased by $1,141,040 due to the recognition of a deferred tax benefit.   The correction of this error had no impact on previously disclosed revenue, cost of sales, gross profit, operating expenses, other income and expense, or total net cash flows for any of the periods restated.  Along with the Form 8-K, the Company filed today the Amended 10-K for the year ended December 31, 2010, along with the quarterly reports on Form 10-Q for the periods ended March 31, 2011 and June 30, 2011 to reflect the changes.

Patrick White, noted “The impact of these changes to our 2010 results is positive as it lowers our net loss and increases our net assets by approximately $1.1 million.   Furthermore, we continue to reap the benefits of the acquisition of our packaging division as displayed by its strong third quarter performance. “

Additional information regarding the restatement is included in a Form 8-K filed today by the Company with the U.S. Securities and Exchange Commission.

About DSS (Document Security Systems, Inc.)

DSS is comprised of four core operating groups, DSS Plastics Group, DSS Printing Group, DSS Packaging Group and DSS Digital Group.  Through these divisions, DSS provides counterfeit prevention and comprehensive brand and digital information protection solutions to corporations, governments, and financial institutions around the world. DSS develops and manufactures products and services containing patented and patent pending optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners and copiers in the market.

The Company owns numerous patented and patent-pending technologies and products.  DSS uses its covert and overt technologies to protect a wide range of documents including, but not limited to, consumer packaging, vital records, ID Cards/RFID, smart cards, passports, gift certificates, checks and coupons.  The Company also protects digital information via secure cloud computing and disaster recovery services.  Furthermore, DSS uses its extensive knowledgebase to provide comprehensive brand protection solutions to its customers. From risk analysis and vulnerability assessment, to systems integration and monitoring, DSS offers the advanced tools and knowledgebase needed to protect the world’s most valuable and at-risk brands. DSS’s customized solutions are designed to protect against product diversion, counterfeit, and other costly and damaging occurrences. In addition, DSS offers commercial printing services.

For more information on DSS and its subsidiaries, please visit www.DSSsecure.com .
Follow DSS on Facebook, click HERE.

For more information:

Investor Relations
Document Security Systems
(585) 325-3610
Email: ir@documentsecurity.com

Safe Harbor Statement
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding expectations for future financial performance, potential sales from new and existing customers, expected benefits from the Company's cost cutting efforts and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions, all of which involve uncertainty and risk. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. It is possible the company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, the risks referred to above, and changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

TABLES FOLLOW.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010	% change	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010 (Restated)	% change	Three Months Ended June 30, 2011	% change
Revenue
Printing	$832,000	$1,056,000	-21%	$2,342,000	$3,488,000	-33%	$789,000	5%
Packaging	1,576,000	1,382,000	14%	3,796,000	3,452,000	10%	1,183,000	33%
Plastic IDs and cards	757,000	564,000	34%	2,087,000	1,822,000	15%	637,000	19%
Licensing and digital solutions	451,000	149,000	203%	952,000	489,000	95%	266,000	70%

Total Revenue	$3,616,000	$3,151,000	15%	$9,177,000	$9,251,000	-1%	$2,875,000	26%

Costs of revenue
Printing	$699,000	$865,000	-19%	$2,083,000	$2,821,000	-26%	$754,000	-7%
Packaging	1,125,000	1,056,000	7%	2,763,000	2,673,000	3%	920,000	22%
Plastic IDs and cards	453,000	345,000	31%	1,231,000	1,143,000	8%	375,000	21%
Licensing and digital solutions	68,000	-	100%	87,000	5,000	1640%	19,000	258%

Total cost of revenue	2,345,000	2,266,000	3%	6,164,000	6,642,000	-7%	2,068,000	13%

Gross profit
Printing	133,000	191,000	-30%	259,000	667,000	-61%	35,000	280%
Packaging	451,000	326,000	38%	1,033,000	779,000	33%	263,000	71%
Plastic IDs and cards	304,000	219,000	39%	856,000	679,000	26%	262,000	16%
Licensing and digital solutions	383,000	149,000	157%	865,000	484,000	79%	247,000	55%

Total gross profit	$1,271,000	$885,000	44%	$3,013,000	$2,609,000	15%	$807,000	57%

Operating Expenses
Sales, general and administrative compensation		$870,000	24%	$2,684,000	$2,561,000	5%	$845,000	28%
Professional Fees	219,000	92,000	138%	582,000	437,000	33%	163,000	34%
Sales and marketing	127,000	46,000	176%	413,000	172,000	140%	162,000	-22%
Research and development	83,000	72,000	15%	208,000	205,000	1%	74,000	12%
Rent and utilities	195,000	170,000	15%	547,000	478,000	14%	188,000	4%
Other	212,000	(10,000)	2220%	575,000	361,000	59%	231,000	-8%
	1,916,000	1,240,000	55%	5,009,000	4,214,000	19%	1,663,000	15%
Other Operating Expenses
Depreciation and software amortization		34,000	-9%	94,000	96,000	-2%	31,000	0%
Stock based compensation	114,000	130,000	-12%	319,000	336,000	-5%	101,000	13%
Amortization of intangibles	71,000	189,000	-62%	205,000	620,000	-67%	62,000	15%
	216,000	353,000	-39%	618,000	1,052,000	-41%	194,000	11%
Total Operating Expenses	$2,132,000	$1,593,000	34%	$5,627,000	$5,266,000	7%	$1,857,000	15%

Operating loss	(861,000)	(708,000)	22%	(2,614,000)	(2,657,000)	-2%	(1,050,000)	-18%

Other income (expense):
Change in fair value of derivative liability		$-	0%	$361,000	$-	0%	$-	0%
Interest expense	(61,000)	(79,000)	-23%	(170,000)	(228,000)	-25%	(59,000)	3%
Amortizaton of note discount	-	(41,000)	-100%	-	(122,000)	-100%	-	0%
Loss in equity investment	-	(50,000)	-100%	-	(121,000)	-100%	-	0%
Other income	-	-	0%	-	143,000	-100%	-	0%

Other income (expense), net	$(61,000)	$(170,000)	-64%	$191,000	$(328,000)	-158%	$(59,000)	3%

Loss before income taxes	(922,000)	(878,000)	5%	(2,423,000)	(2,985,000)	-19%	(1,109,000)	-17%

Income taxes (benefit) expense	(165,000)	5,000	-3400%	(156,000)	(1,127,000)	-86%	5,000	####
Net loss	$(757,000)	$(883,000)	-14%	$(2,267,000)	$(1,891,000)	22%	$(1,112,000)	-32%

Net loss per share, basic and diluted		$(0.05)	-20%	$(0.12)	$(0.11)	9%	$(0.06)	-33%

Weighted average common shares outstanding, basic and diluted		18,008,012	8%	19,435,930	17,599,410	10%	19,420,780	0%

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DOCUMENT SECURITY SYSTEMS, INC.  AND SUBSIDIARIES
Consolidated Balance Sheets
As of

	September 30, 2011	December 31, 2010
ASSETS	(Unaudited)	(Restated)

Current assets:
Cash	$1,070,510	$4,086,574
Accounts receivable, net of allowance
of $66,000 ($66,000- 2010)	1,805,735	2,227,877
Inventory	1,043,780	601,359
Prepaid expenses and other current assets	98,102	231,190
Total current assets	4,018,127	7,147,000

Property, plant & equipment, net	4,147,327	2,543,494
Other assets	244,356	325,953
Goodwill	3,322,799	3,084,121
Other intangible assets, net	2,076,508	1,847,859

Total assets	$13,809,117	$14,948,427

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,595,952	$1,828,138
Accrued expenses and other current liabilities	1,181,767	1,312,363
Revolving lines of credit	842,109	614,833
Short-term loan from related party	150,000	-
Current portion of long-term debt	447,645	300,000
Current portion of capital lease obligations	97,683	88,776
Total current liabilities	4,315,156	4,144,110

Revolving note from related party	-	583,000
Long-term debt	3,035,414	1,578,242
Capital lease obligations	16,698	98,532
Deferred tax liability	103,990	89,779
Derivative liabilities	-	3,866,836
Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 19,503,132 shares issued and outstanding
(19,391,319 in 2010)	390,062	387,825
Additional paid-in capital	48,189,936	44,178,569
Accumulated other comprehensive loss	(22,156)	(25,834)
Accumulated deficit	(42,219,983)	(39,952,632)

Total stockholders' equity	6,337,859	4,587,928
Total liabilities and stockholders' equity	$13,809,117	$14,948,427

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30,
(Unaudited)

	2011	2010
Cash flows from operating activities:		(Restated)
Net loss	$(2,267,351)	$(1,858,714)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	534,292	949,683
Stock based compensation	319,106	336,111
Amortization of note discount	-	122,196
Loss on equity investment	-	121,393
Change in fair value of derivative liability	(360,922)	-
Deferred tax benefit	(169,131)	(1,141,040)
(Increase) decrease in assets:
Accounts receivable	491,497	593,122
Inventory	(442,421)	(125,381)
Prepaid expenses and other assets	110,208	(59,881)
Increase (decrease) in liabilities:
Accounts payable	(300,291)	(406,598)
Accrued expenses and other current liabilities	67,821	207,614
Net cash used by operating activities	(2,017,193)	(1,261,495)

Cash flows from investing activities:
Purchase of property, plant and equipment	(497,709)	(138,640)
Purchase of other intangible assets	(26,313)	(118,999)
Acquisition of business	61,995	(2,272,405)
Net cash used by investing activities	(462,027)	(2,530,044)

Cash flows from financing activities:
Net (payments) borrowings on revolving lines of credit	(11,883)	285,705
Borrowings on long-term debt	-	1,500,000
Payments of long-term debt	(245,183)	(175,000)
Payments of capital lease obligations	(72,927)	(69,424)
Issuance of common stock, net of issuance costs	(206,851)	2,209,445
Net cash (used) provided by financing activities	(536,844)	3,750,726

Net decrease in cash	(3,016,064)	(40,813)
Cash beginning of period	4,086,574	448,895

Cash end of period	$1,070,510	$408,082

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